UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2021
URBAN ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

7.375% Senior Secured Notes due 2028

On January 25, 2021, Urban One, Inc. (the “Company”) completed the previously announced sale of $825.0 million aggregate principal amount of 7.375% Senior Secured Notes due 2028 (the “New Notes”).  The New Notes are governed by an indenture, dated January 25, 2021 (the “Indenture”), by and between the Company, the guarantors therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

The Company used the net proceeds from the sale of the Notes together with cash on hand, to repay or redeem (1) the loans that were outstanding under that certain Credit Agreement, dated as of April 18, 2017, by and among the Company, various lenders party thereto, Guggenheim Securities Credit Partners, LLC, as administrative agent, and The Bank of New York Mellon, as collateral agent, (2) the Company's 8.750% Senior Secured Notes due 2022, (3) the Company's 7.375% Senior Secured Notes due 2022, (4) the loans that were outstanding under that certain Credit Agreement, dated as of December 4, 2018, by and among the Company, the various lenders party thereto, Wilmington Trust, National Association, as administrative agent and TCG Senior Funding L.L.C., as sole lead arranger and bookrunner, and (5) the loans that were outstanding under that certain Credit Agreement, dated as of December 4, 2018, by and among Urban One Entertainment SPV, LLC, Radio One Entertainment Holdings, LLC, the various lenders party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent, and TCG Senior Funding L.L.C., as sole lead arranger and bookrunner, and to pay the premium, fees and expenses related thereto.  Upon application of the net proceeds of the Notes, these credit facilities were terminated and the indentures governing the 7.375% Senior Secured Notes due 2022 and the 8.750% Senior Secured Notes due December 2022 were satisfied and discharged.

Interest and Maturity

Interest on the New Notes will accrue at the rate per annum equal to 7.375% and will be payable, in cash, semi-annually on February 1 and August 1 each year, commencing on August 1, 2021, to holders of record on the immediately preceding January 15 and July 15, respectively.

The New Notes are the Company’s general senior obligations and are guaranteed by each of the Company’s restricted subsidiaries (other than excluded subsidiaries). The New Notes and the guarantees are secured, subject to permitted liens and except for certain excluded assets (i) on a first priority basis by substantially all of the Company’s and the Guarantors’ current and future property and assets (other than accounts receivable, cash, deposit accounts, other bank accounts, securities accounts, inventory and related assets that secure our asset-backed revolving credit facility on a first priority basis (the “ABL Priority Collateral”)), including the capital stock of each guarantor  (collectively, the “Notes Priority Collateral”) and (ii) on a second priority basis by the ABL Priority Collateral.

Optional Redemption

At any time prior to February 1, 2024, the Company may redeem the Notes in whole or in part, at its option, upon not less than 10 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Notes, plus the relevant Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time on or after February 1, 2024, the Company may redeem the New Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to the redemption date during the twelve-month period beginning on February 1 of the year indicated below:

Year	Percentage
2024	103.688%
2025	101.844%
2026 and thereafter	100.000%

At any time and from time to time prior to February 1, 2024, the Company may redeem the New Notes with the net cash proceeds received by the Company from any Equity Offering (as defined in the Indenture) at a redemption price equal to 107.375% plus accrued and unpaid interest, if any, to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the New Notes (including any additional notes).

In addition, at any time prior to February 1, 2024, but not more than once during each 12-month period ending February 1, 2022, February 1, 2023 and February 1, 2024, the Company may redeem up to 10% of the aggregate principal amount of the New Notes during each such 12- month period upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 103.000% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, to the redemption date.

The New Notes are subject to mandatory redemption requirements imposed by gaming laws and regulations of applicable gaming regulatory authorities.

Restrictive Covenants

The terms of the Indenture, among other things, limit, in certain circumstances, the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to: incur additional indebtedness; pay dividends or make other distributions or redeem or repurchase capital stock; prepay, redeem or repurchase certain junior, unsecured or subordinated debt; make loans and investments; sell assets; incur liens; enter into transactions with affiliates; alter the business the Company conducts; enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; and consolidate, merge or sell all or substantially all of the Company’s assets. If the New Notes achieve investment grade status by both Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing, certain of the covenants under the Indenture will be suspended. If either rating on the New Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.

Change of Control

Upon the occurrence of certain events constituting a change of control as defined in the Indenture, the Company will be required to make an offer to repurchase all of the notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date, subject to the rights of holders of the New Notes on record on the relevant record date to receive interest due on the relevant interest payment date.

Events of Default

The Indenture provides for customary events of default including (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the Indenture; certain defaults under any mortgage, indenture or instrument under which indebtedness is or may be issued; certain events of bankruptcy or insolvency; a failure by the Company or a Significant Subsidiary (as defined in the Indenture) to pay certain final judgments aggregating in excess of the greater of $20.0 million or 2.0% of the Company’s total assets; the Guarantee ceasing to be in full force and effect; and with respect to collateral constituting more than $10.0 million individually or in the aggregate, any of the security documents relating to the Notes offer ceases to be in full force and effect. Generally, if an event of default occurs and is not cured within the time periods specified, the New Notes Trustee or the holders of at least 25% in principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately.

The foregoing summary of the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the New Indenture attached as Exhibit 4.1 hereto, (ii) the form of the New Notes attached as Exhibit 4.2 hereto, and (iii) the new intercreditor agreement attached as Exhibit 4.3 hereto.

ABL Credit Agreement Amendment

In connection with the offering of the New Notes, the Company entered into an amendment of its Credit Agreement dated April 21, 2016 among the Company, as borrower, the lenders party thereto and Wells Fargo National Association, as administrative agent (the “ABL Credit Agreement”), to facilitate the issuance of the New Notes.  The amendments to the ABL Credit Agreement, include, among other things, a consent to the issuance of the New Notes, revisions to terms and exclusions of collateral and addition of certain subsidiaries as guarantors.  The foregoing summary of the amendment to the ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2 to the Credit Agreement attached as Exhibit 4.3 hereto.

Item 1.02  Termination of a Material Definitive Agreement

As noted above, the Company used the net proceeds from the sale of the Notes together with cash on hand, to repay or redeem (1) the loans that were outstanding under that certain Credit Agreement, dated as of April 18, 2017, by and among the Company, various lenders party thereto, Guggenheim Securities Credit Partners, LLC, as administrative agent, and The Bank of New York Mellon, as collateral agent, (2) the Company's 8.750% Senior Secured Notes due 2022, (3) the Company's 7.375% Senior Secured Notes due 2022, (4) the loans that were outstanding under that certain Credit Agreement, dated as of December 4, 2018, by and among the Company, the various lenders party thereto, Wilmington Trust, National Association, as administrative agent and TCG Senior Funding L.L.C., as sole lead arranger and bookrunner, and (5) the loans that were outstanding under that certain Credit Agreement, dated as of December 4, 2018, by and among Urban One Entertainment SPV, LLC, Radio One Entertainment Holdings, LLC, the various lenders party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent, and TCG Senior Funding L.L.C., as sole lead arranger and bookrunner, and to pay the premium, fees and expenses related thereto.  Upon application of the net proceeds of the Notes, these credit facilities were terminated and the indentures governing the 7.375% Senior Secured Notes due 2022 and the 8.750% Senior Secured Notes due December 2022 were satisfied and discharged.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of January 25, 2021 by and between Urban One, Inc., the guarantors therein and Wilmington Trust, National Association, in its capacity as the Trustee and Notes Collateral Agent.

4.2	Form of 7.375%% Senior Secured Note due 2028 (included as Exhibit A to Exhibit 4.1 in this current report on Form 8-K).

4.3
Amendment No. 2 to Credit Agreement, dated as of January 25, 2021 by and among Urban One, Inc. (f/k/a Radio One, Inc.), a Delaware corporation, Wells Fargo Bank, National Association, as administrative agent for the Lenders and the Lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URBAN ONE, INC.
Dated: January 29, 2021             /s/ Peter D. Thompson
Name: Peter D. Thompson
Title: Chief Financial Officer and Principal Accounting Officer